UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 7, 2005
NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)
609-524-4500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     David Crane, President and Chief Executive Officer of NRG Energy, Inc., will participate in the Lehman CEO Energy/Power Conference in New York City on September 7, 2005. His presentation, “NRG Energy, Inc.: Poised to Meet the Country’s Energy Infrastructure Requirements,” will begin at 3:05 p.m. Eastern Time.
     A copy of the slides to be presented at the conference by Mr. Crane is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The presentation slides contained in Exhibit 99.1 include statements intended as “forward looking statements,” which are subject to the Safe Harbor Statement set forth in the exhibit. Certain of the slides in Exhibit 99.1 also contain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures, to the extent available without unreasonable effort, is included in Exhibit 99.1
Item 9.01 Financial Statements and Exhibits
(a)	Financial Information of Business Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits:

Exhibit No.	Document
99.1	NRG Energy, Inc. slide presentation to the investor community at the Lehman CEO Energy/Power Conference to be held in New York City on September 7, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ TIMOTHY W.J. O’BRIEN
Timothy W. J. O’Brien
Vice President and General Counsel

Dated: September 7, 2005

Exhibits

Exhibit No.	Document
99.1	NRG Energy, Inc. slide presentation to the investor community at the Lehman CEO Energy/Power Conference to be held in New York City on September 7, 2005